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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in Amendment No. 4 to the Registration Statement on Form S-4 (No. 333-107298) of Patterson-UTI Energy, Inc. (the "Company") of our report dated February 3, 2003 relating to the financial statements and financial statement schedule of the Company, which appears in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.



                                              PRICEWATERHOUSECOOPERS LLP


                                              /s/ PricewaterhouseCoopers LLP

Houston, Texas


January 5, 2004